EX-10.5
CASIN  FACTORY  ACQUISITION  AGREEMENT

                                    AGREEMENT

This memorandum of understanding made the twenty third of November one thousand nine hundred and ninety eight.

Between Casin Video Cassette Limited of ninth floor Block A, Man Fung Industrial Building, 7 Cheung Lee Street, Chai Wan, hereinafter referred to as "the vendor" of the first part.

And Beacon Light Holding Corporation of 2 Stanford Landing, Suite 100, Stamford, CT 06902-7649 U.S.A., or their nominee hereinafter referred to as "the purchaser" of the second part.

Where  as;

A. The Vendor is the owner of Casin Magnetic Manufactory, a manufacturing company situated at the Lucky Industrial Area, Tong Ha Chung Village, Song Gong Town, Bao An Shenzen, Peoples Republic of China.

B. The purchaser has offered to purchase from the vendor the said manufacturing company, inclusive of it's licenses to conducted a manufacturing business in the Peoples Republic of China and it's tenancy agreement to lease the factory buildings and purchase its fixed assets and inventory, and trade names and trade marks, the vendor owns in respect of products Casin Magnetic Manufactory manufactures.

Now  it  is  hereby  agreed  and  declared  as  follows:

1. The Vendor and the purchaser will enter into a formal agreement covering the sale by the vendor of Casin Magnetic Manufactory to the purchaser.

2. The said formal agreement will include amongst its provisions, certain provisions in relation to the following:

A) That the vendor has a Tenancy Agreement to lease the factory premises for 11 more years and that the vendor will warrant he has the right to assign the said Tenancy Agreement and will agree to assign the Tenancy Agreement to the Purchaser.

B) That the vendor will agree to sell to the purchaser the fixed assets as listed in the evaluation report prepared for Beacon Light and inventory of Casin Magnetic Manufactory that will be fully described in a schedule to the proposed formal agreement.

C) That the vendor will affect the transfer of all licenses issued by the Peoples Republic of China in respect of Casin Magnetic Manufactory's right to conduct a manufacturing and export business on the date of the formal agreement and will warrant that the said licenses are transferable.

D) That the vendor will agree to sell to the purchaser all of Casin Magnetic Manufactory's current assets exclusive of receivables for completed deliveries and services at the date of the proposed formal agreement.

E) That the vendor will agree to sell to the purchaser all running orders of Casin Magnetic Manufactory in existence at the date of the signing of the proposed formal agreement and that the vendor will provide the purchaser with all the necessary assistance to complete the said running orders.

F) That the vendor will agree to sell and transfer to the purchaser any registration or trademark in respect of products manufactured by Casin Magnetic Manufactory and the vendor further agrees to change his name to prevent any conflicts with the said registrations and trademarks.

G) That the vendor will agree to assign to the purchaser any contracts in respect of Casin Magnetic Manufactory employees and the vendor will warrant that there are no other contracts in existence in respect of those employees.

H) The vendor will agree to transfer to the purchaser, all such information inclusive of vendor lists and supplier lists in respect of Casin Magnetic Manufactory.

I) The vendor will warrant that all items that he propose to sell to the purchaser are free of any trade creditors other liabilities specific or unspecified charges or any other encumbrances.

J) The purchaser agrees to pay to the vendor the amount of Hong Kong Dollars Nine Million Four Hundred Eighty (9,480,000) as consideration of the said sale and that an amount equal to twenty percent of the sale price will be kept in escrow for a period of 2 months to discharge any liability that is the responsibility of the vendor.


SIGNED  FOR  AND  ON  BEHALF  OF           SIGNED  FOR  AND  ON  BEHALF  OF
CASIN  VIDEO  CASSETTE  LTD.               BEACON  LIGHT  HOLDING  CORPORATION

/s/Tom  Chin                            /s/Jerry  Gruenbaum,  President
-------------------------               ----------------------------------
CASIN  VIDEO  CASSETTE  LTD               BEACON  LIGHT  HOLDING  CORPORATION



/s/Hans  Lodders                         /s/Fukman  Yip



















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